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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Date of Report
                (Date of earliest event reported): April 2, 2002



                              GLYKO BIOMEDICAL LTD.
                           ---------------------------
               (Exact Name of Registrant as Specified in Charter)



            Canada                   000-21994                  98-0195569
-------------------------------     -----------             -------------------
(State or Other Jurisdiction of     (Commission               (IRS Employer
        Incorporation)              File Number)            Identification No.)


           199 Bay Street, Suite 2800
            Toronto, Ontario, Canada                              M5L 1A9
    ----------------------------------------                     ----------
    (Address of Principal Executive Offices)                     (Zip Code)


       Registrant's telephone number, including area code: (415) 884-6700


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Item 5. OTHER EVENTS.

         On April 2, 2002, Glyko Biomedical Ltd. announced that a special meeting of its shareholders will be held on May 31, 2002 at 10:00 a.m. local time at the offices of Blake, Cassels & Graydon LLP, Commerce Court West, 199 Bay Street, Suite 2300, Toronto, Ontario. The purpose of the special meeting is to approve the plan of arrangement and continuance contemplated by the previously announced agreement among Glyko Biomedical, BioMarin Pharmaceutical Inc. and BioMarin Acquisition (Nova Scotia) Company, pursuant to which all of the issued and outstanding shares of Glyko Biomedical will be indirectly acquired by BioMarin Pharmaceutical. The record date for the determination of the holders of Glyko Biomedical common shares entitled to receive notice of the special meeting will be as of the close of business on April 26, 2002. Glyko Biomedical will mail a circular to its shareholders containing information about Glyko Biomedical, BioMarin Pharmaceutical and the transaction.

         A copy of Glyko's press release is attached hereto as EXHIBIT 99.1.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. Not Applicable

         (b) PRO FORMA FINANCIAL INFORMATION. Not Applicable

         (c) EXHIBITS.


EXHIBIT NO.    DESCRIPTION

99.1           Press Release dated as of April 2, 2002.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GLYKO BIOMEDICAL LTD.

April 4, 2002
                                          By: /s/ J. A. KOLADA
                                             ----------------------------------

                                          Name: J. A. KOLADA
                                               --------------------------------

                                          Title: SECRETARY
                                                -------------------------------


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                                  EXHIBIT INDEX

EXHIBIT NO.         DESCRIPTION

99.1                Press Release dated as of April 2, 2002.